As filed with the Securities and Exchange Commission on December 15, 1997
                           Registration No. 333-36141

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                          POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                        GUARANTY FEDERAL BANCSHARES, INC.
                        ---------------------------------
               (Exact name of registrant as specified in charter)

            Delaware                       6035              43-1792717
-------------------------------      -----------------    -------------------
(State or other jurisdiction of      (Primary SIC No.)    (I.R.S. Employer
incorporation or organization)                            Identification No.)


                1341 W. Battlefield, Springfield, Missouri 65807
                                 (417) 889-2494
          -----------------------------------------------------------
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)


                             Mr. James E. Haseltine
                      President and Chief Executive Officer
                        Guaranty Federal Bancshares, Inc.
                1341 W. Battlefield, Springfield, Missouri 65807
                                 (417) 889-2494
          -----------------------------------------------------------
            (Name, address and telephone number of agent for service)


                  Please send copies of all communications to:
                             Charles E. Sloane, Esq.
                             Gregory J. Rubis, Esq.
                              Jean A. Milner, Esq.
                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
           1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules:

         The  financial   statements   and  exhibits   filed  as  part  of  this
         Registration Statement are as follows:

          (a)              List of Exhibits:
          1                Agency Agreement with Friedman, Billings, Ramsey & Co., Inc.*

          2                Amended Plan of Conversion of Guaranty Federal Bancshares, M.H.C. and
                           Agreement and Plan of Reorganization between Guaranty Federal Bancshares,
                           M.H.C. and Guaranty Federal Savings Bank*

          3(i)             Certificate of Incorporation of Guaranty Federal Bancshares, Inc.*

          3(ii)            Bylaws of Guaranty Federal Bancshares, Inc.*

          4                Specimen Stock Certificate of Guaranty Federal Bancshares, Inc.*

          5                Opinion of Malizia, Spidi, Sloane & Fisch, P.C. regarding legality of securities registered*

          8.1              Federal Tax Opinion of Malizia, Spidi, Sloane & Fisch, P.C.*

          8.2              Missouri Tax Opinion of Carnahan, Evans, Cantwell & Brown, P.C.*

          8.3              Statement of RP Financial, LC. as to the value of subscription rights*

         10.1              1994 Stock Option Plan of Guaranty Federal Savings Bank*

         10.2              1994 Recognition and Retention Plan of Guaranty Federal Savings Bank*

         23.1              Consent of Malizia, Spidi, Sloane & Fisch, P.C. (included with Exhibits 5 and
                           8.1)*

         23.2              Consent of Baird, Kurtz & Dobson*

         23.3              Consent of RP Financial, LC.*

         23.4              Consent of Carnahan, Evans, Cantwell & Brown, P.C. (included with Exhibit
                           8.2)*

         24                Power of Attorney (included with signature page)*

         99.1              Appraisal Report of RP Financial, LC. dated as of September 5, 1997.*

         99.2              Proxy Statement of Guaranty Federal Savings Bank



-------------------
*        Previously filed

         (b)               Financial Statements and Schedules:

         Except for schedules required for electronic filers, financial statement schedules are omitted because they are not required or are not applicable or the required information is shown in the financial statements or the notes thereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Springfield, Missouri, as of December 15, 1997.

                                          GUARANTY FEDERAL BANCSHARES, INC.


                                          /s/James E. Haseltine
                                          --------------------------------------
                                          James E. Haseltine
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)



         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of December 15, 1997.


/s/James E. Haseltine                           /s/George L. Hall*
--------------------------------------------    --------------------------------
James E. Haseltine                              George L. Hall
President and Chief Executive Officer           Director
(Principal Executive Officer)


/s/Bruce Winston                                /s/Ivy L. Rogers*
--------------------------------------------    --------------------------------
Bruce Winston                                   Ivy L. Rogers
Vice President and Chief Financial Officer      Director
(Principal Financial and Accounting Officer)


/s/Jack L. Barham*                              /s/Gary Lipscomb*
--------------------------------------------    --------------------------------
Jack L. Barham                                  Gary Lipscomb
Chairman of the Board and Director              Director


/s/Wayne V. Barnes*
--------------------------------------------
Wayne V. Barnes
Director



*Signed pursuant to a power of attorney